Exhibit 99.1

NEWS

FOR RELEASE: Friday, February 9, 2007

Charter Reports Preliminary Financial and Operating Results
for Fourth-Quarter 2006

Fourth-quarter results reflect double digit revenues and
adjusted EBITDA growth on a pro forma basis

St. Louis, MO - Charter Communications, Inc. (Nasdaq:CHTR) (along with its subsidiaries, the “Company” or “Charter”) today announced preliminary results for the fourth quarter of 2006. The Company released these preliminary, unaudited results based upon information available to date because Charter expects to be providing this information to certain potential investors in proposed new credit facilities in conjunction with the refinancing and expansion of its existing credit facilities announced earlier today.

Certain financial comparisons are made on a pro forma basis, adjusted for the acquisition of cable systems in January 2006 and the sales of certain cable systems in July 2005 and the third quarter of 2006 as if they occurred on January 1, 2005. However, all transactions completed in January 2006 and the third quarter of 2006 have been reflected in the operating statistic comparisons.

Charter currently expects revenues for the fourth quarter of 2006 of $1.413 billion, which represents an increase of approximately 11.7% compared to the same period in 2005 on a pro forma basis, and an increase of approximately 9.8% on an actual basis.  Charter currently expects adjusted EBITDA for the fourth quarter of 2006 to be approximately $503 million, an increase of approximately 10.3% compared to the same period in 2005 on a pro forma basis, and an increase of approximately 7.9% compared to 2005 on an actual basis. Adjusted EBITDA is a non-GAAP term; see the "Use of Non-GAAP Financial Metrics" section below for a definition of this term and additional information.

Operating expenses increased by approximately $89 million, or 10.8%, in the fourth quarter of 2006 compared to the fourth quarter of 2005 on an actual basis, due in large part to increased programming expense from annual rate increases and higher volumes of advanced services purchases, as well as expenditures to support higher rates of customer growth and retention related to Charter’s accelerated telephone roll out.

Charter currently expects annual revenues will increase 10.0% compared to pro forma 2005, and pro forma adjusted EBITDA will increase 5.3% compared to pro forma 2005. The Company expects actual annual revenues to be approximately $5.504 billion, an increase of 9.4% compared to 2005, and adjusted EBITDA to be approximately $1.941 billion, an increase of 4.5% compared to 2005.

“These preliminary results reflect continued momentum in growing revenues and adjusted EBITDA,” said Neil Smit, President and Chief Executive Officer. “We’re pleased with customer acceptance as we’ve deployed telephone service more broadly and marketed it in attractive bundled offers with our video and high-speed Internet services. Pro forma revenues and adjusted EBITDA growth improved during each quarter of 2006 as we made progress in establishing more long-term customer relationships.”

Charter added 162,400 revenue generating units (RGUs) during the fourth quarter of 2006, up from 138,200 in the fourth quarter of 2005. Charter added 277,000, or 64%, more RGUs during 2006 than 2005. Nearly 40% of Charter’s customers subscribe to a bundle, an increase of 18% from fourth quarter 2005. Approximately 94% of Charter’s telephone customers subscribe to a bundle, with 73% of them in a three product bundle, as of December 31, 2006. Charter’s bundled marketing of services contributed to a 13% increase in pro forma average monthly revenue per analog video customer compared to fourth quarter 2005.

Fourth quarter expected RGU additions consisted of the following:

•	Fourth quarter 2006 net losses of analog video customers were approximately 43,300 compared to a pro forma net loss of approximately 16,700 in the fourth quarter of 2005;

•	Fourth quarter 2006 net gains of digital video customers were approximately 40,500 compared to a pro forma net gain of approximately 49,800 in the fourth quarter of 2005;

•	Fourth quarter 2006 net gains of high-speed Internet customers were approximately 59,000 compared to a pro forma net gain of approximately 73,800 in the fourth quarter of 2005; and

•
Fourth quarter 2006 net gains of telephone customers were approximately 106,200, reflecting over a 30% increase in telephone customers during the quarter, compared to a pro forma net gain of approximately 31,300 in the fourth quarter of 2005. Telephone homes passed were approximately 6.8 million as of December 31, 2006.

Capital expenditures for the fourth quarter of 2006 are currently expected to be approximately $308 million, which would be higher than capital expenditures of $273 million during the same quarter in the prior year. Capital expenditures for the full year 2006 are expected to be approximately $1.103 billion, compared to $1.088 billion in 2005. Approximately 75% of Charter’s 2006 capital expenditures were success-based, up from 68% in 2005. During 2007, Charter expects capital expenditures to be approximately $1.2 billion.

As of December 31, 2006, Charter had $19.062 billion in long-term debt, including $5.395 billion in credit facilities at Charter Communications Operating, LLC. Charter earlier today announced the initiation of a syndication to refinance and expand its senior credit facilities. Upon completion of the syndication process and the closing of this transaction, the Company expects to have adequate liquidity to fund its operations and service its debt through 2008.

Because the fourth quarter has only recently ended, the information in this release is, by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in this release is subject to change upon the release of Charter’s audited results and therefore should exercise caution in relying on the information in this release. Information regarding certain financial performance measures not discussed in this release is not provided because the fourth quarter has only recently ended and final estimates of certain items used in the calculations of such measures are not yet available. Investors should not draw any inferences from this information regarding financial or operating data that is not discussed in this release.

Charter will announce complete financial and operating results on Wednesday, February 28, at 8:00 a.m. Eastern Time (ET) and will host a conference call to discuss these results at 9:00 a.m. ET that same day.

Use of Non-GAAP Financial Metrics

Charter uses certain measures that are not defined by GAAP (Generally Accepted Accounting Principles) to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net cash flows from operating activities reported in accordance with GAAP. These terms as defined by Charter may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA is defined as income from operations before special charges, non-cash depreciation and amortization, gain/loss on sale or retirement of assets, asset impairment charges and option compensation expense. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of Charter’s businesses and intangible assets recognized in business combinations as well as other non-cash or non-recurring items, and is unaffected by Charter’s capital structure or investment activities. Adjusted EBITDA is a liquidity measure used by Charter’s management and the Board of Directors to measure Charter’s ability to fund operations and its financing obligations. For this reason, it is a significant component of Charter’s annual incentive compensation program. However, this measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the cash cost of financing. Charter’s management evaluates these costs through other financial measures.

Charter believes that adjusted EBITDA provides information useful to investors in assessing Charter’s ability to service its debt, fund operations, and make additional investments with internally generated funds. In addition, adjusted EBITDA generally correlates to the leverage ratio calculation under its credit facilities or outstanding notes to determine compliance with the covenants contained in the facilities and notes (all such documents have been previously filed with the United States Securities and Exchange Commission). Adjusted EBITDA and pro forma adjusted EBITDA, as presented, are reduced for management fees in the amounts of $33 million and $31 million for the three months ended December 31, 2006 and 2005, respectively, which amounts are added back for the purposes of calculating compliance with leverage covenants.

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

Contact:

Press:     Analysts:
Anita Lamont   Mary Jo Moehle
314/543-2215   314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), regarding, among other things, our plans, strategies and prospects, both business and financial. Charter will not undertake to revise forward-looking projections to reflect events after this date. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:
•
the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under the applicable debt instruments such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

•	our ability to comply with all covenants in our indentures and credit facilities, any violation of which could trigger a default of our other obligations under cross-default provisions;
•
our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

•	competition from other video programming distributors, including incumbent telephone companies, direct broadcast satellite operators, Wi-Fi broadband providers and DSL providers;

•
unforeseen difficulties we may encounter in our continued introduction of our telephone services such as our ability to meet heightened customer expectations for the reliability of voice services compared to other services we provide and our ability to meet heightened demand for installations and customer service;

•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

# # #

CHARTER COMMUNICATIONS, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(DOLLARS IN MILLIONS)

The schedules below are presented in order to reconcile adjusted EBITDA, a non-GAAP measure, to the most directly comparable GAAP measure in accordance with Section 401(b) of the Sarbanes-Oxley Act. Because the fourth quarter has only recently ended, the information in the schedules below, is by necessity, preliminary in nature and based only upon preliminary, unaudited information available to Charter as of the date of this release. Investors should be aware that the information in the schedules is subject to change upon the release of Charter's audited results and therefore should exercise caution in relying on the information in these schedules and should not draw any inferences from this information regarding financial or operating data that is not presented in the schedules. Because of the potential for further adjustments, investors, in particular, should not rely on net cash flows from operating activities for the periods ended December 31, 2006.

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	Actual	Actual	Actual	Actual

Adjusted EBITDA from continuing operations (a)	$503	$466	$1,914	$1,832
Adjusted EBITDA from discontinued operations (a)	-	25	46	95
Less: Interest on cash pay obligations (b)	(448)	(390)	(1,749)	(1,535)
Other, net	2	(5)	(15)	(19)
Change in operating assets and liabilities	(82)	46	127	(113)

Net cash flows from operating activities	$(25)	$142	$323	$260

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)	Pro Forma (c)

Adjusted EBITDA (a)	$503	$456	$1,892	$1,797
Less: Interest on cash pay obligations (b)	(448)	(377)	(1,723)	(1,501)
Other, net	2	(5)	(15)	(19)
Change in operating assets and liabilities	(82)	46	127	(113)

Net cash flows from operating activities	$(25)	$120	$281	$164

(a) Adjusted EBITDA is calculated by taking revenue less operating costs and expenses.

(b) Interest on cash pay obligations excludes accretion of original issue discounts on certain debt securities and amortization of deferred financing costs that are reflected as interest expense in our consolidated statements of operations.

(c) Pro forma results reflect the acquisition of cable systems in January 2006 and the sales of systems in July 2005 and certain sales of cable systems in the third quarter of 2006 as if they occurred as of January 1, 2005 for all periods presented.

Terms used in the release shall have the following meanings:

"Analog video customers'' include all customers who receive video services (including those who also purchase high-speed Internet and telephone services) but exclude customers who receive high-speed Internet service only or telephone service only and who are only counted as high-speed Internet customers or telephone customers.

Included within video customers are those in commercial and multi-dwelling structures, which are calculated on an equivalent bulk unit ("EBU'') basis. EBU is calculated for a system by dividing the bulk price charged to accounts in an area by the most prevalent price charged to non-bulk residential customers in that market for the comparable tier of service. The EBU method of estimating analog video customers is consistent with the methodology used in determining costs paid to programmers and has been consistently applied year over year. As we increase our effective analog prices to residential customers without a corresponding increase in the prices charged to commercial service or multi-dwelling customers, our EBU count will decline even if there is no real loss in commercial service or multi-dwelling customers.

"Bundled customers" include customers receiving a combination of at least two different types of service, including Charter's video service, high-speed Internet service or telephone. "Bundled customers" do not include customers who only subscribe to video service.

“Customers” include all persons our corporate billing records show as receiving service (regardless of their payment status), except for complimentary accounts (such as our employees). In addition, ''customers'' include persons whose accounts were over 60, 90 and 120 days past due in payment. We currently believe that as of December 31, 2006 and December 31, 2005, “customers” include approximately 35,700 and 50,500 persons whose accounts were over 60 days past due in payment, approximately 6,000 and 14,300 persons whose accounts were over 90 days past due in payment and approximately 2,700 and 7,400 of which were over 120 days past due in payment, respectively.

"Digital video customers'' include all households that have one or more digital set-top boxes or cable cards deployed.

"High-speed Internet customers” represent all residential customers who subscribe to our high-speed Internet service.

“Homes passed” represent our estimate of the number of living units, such as single family homes, apartment units and condominium units passed by our cable distribution network in the areas where we offer the service indicated. "Homes passed" exclude commercial units passed by our cable distribution network. These estimates are updated for all periods presented when estimates change.

"Revenue generating units" represent the sum total of all analog video, digital video, high-speed Internet and telephone customers, not counting additional outlets within one household. For example, a customer who receives two types of service (such as analog video and digital video) would be treated as two revenue generating units, and if that customer added on high-speed Internet service, the customer would be treated as three revenue generating units. This statistic is computed in accordance with the guidelines of the NCTA that have been adopted by eleven publicly traded cable operators, including Charter.

“Success based capital” is defined as capital spent on customer premise equipment, scalable infrastructure and line extensions, per NCTA definitions.

“Telephone customers” include all residential customers receiving telephone service.